SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/   Preliminary Proxy Statement
/_/   Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/_/   Definitive Additional Materials
/_/   Soliciting Material Pursuant to Section 240.14a-12

                        SURGICAL LASER TECHNOLOGIES, INC.
                        ---------------------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant):

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/_/   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:

/_/   Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                                -----------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
                                                      -------------------------
     3)  Filing Party:
                      ---------------------------------------------------------
     4)  Date Filed:
                    -----------------------------------------------------------

                               [SLT LOGO OMITTED]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 16, 2002

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Surgical Laser Technologies, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, July 16, 2002 at 9:00 a.m., local time, at the offices of the Company's counsel, Duane Morris LLP, 4200 One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103, for the following purposes:

     1. To elect five directors to serve until the 2003 Annual Meeting and until their respective successors are elected;

     2. To ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending December 29, 2002;

     3. To approve an amendment to the Company's 2000 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder from 250,000 to 350,000; and

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on May 24, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     A copy of the Company's Annual Report for its fiscal year ended December 30, 2001 is being mailed to stockholders with this Notice.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he has returned a proxy.

                                             By Order of the Board of Directors,

                                             Davis Woodward
                                             Secretary


Montgomeryville, Pennsylvania
June 13, 2002

                        SURGICAL LASER TECHNOLOGIES, INC.

             PROXY STATEMENT FOR 2002 ANNUAL MEETING OF STOCKHOLDERS


The enclosed proxy is solicited on behalf of the Board of Directors of Surgical Laser Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held Tuesday, July 16, 2002 at 9:00 a.m., local time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of the Company's counsel, Duane Morris LLP, 4200 One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103. The Company's executive offices are located at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936. The Company's telephone number at that location is (215) 619-3600.

These proxy solicitation materials were first mailed on or about June 13, 2002 to all stockholders entitled to vote at the Annual Meeting.


                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Company's Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, ratification of the Company's independent accountants and the approval of an amendment to the Company's 2000 Equity Incentive Plan (the "Plan") to increase the number of shares reserved for issuance thereunder from 250,000 to 350,000. In addition, the Company's management will report on the performance of the Company during fiscal 2001 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

Only stockholders of record at the close of business on May 24, 2002, the record date for the meeting, are entitled to receive notice of and to vote at the Annual Meeting and any postponement, adjournment or continuation of the meeting.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF THE COMPANY'S COMMON STOCK?

Each outstanding share of the Company's common stock will be entitled to one vote on each matter.

WHO CAN ATTEND THE ANNUAL MEETING?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

If you hold you shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUES A QUORUM?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 2,327,965 shares of common stock were outstanding. Thus, the presence of the holders of at least 1,163,983 shares of common stock will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

HOW DO I VOTE?

If you complete, properly sign and return the accompanying proxy card in the enclosed envelope, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a signed proxy from the institution that holds their shares.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. Any such notice of revocation should be sent to: Surgical Laser Technologies, Inc., 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, attention: Davis Woodward, Secretary. The powers of the proxy holders will be revoked if you attend the meeting in person and request that your proxy be revoked, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD RECOMMENDATIONS?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     o    for election of the nominated directors;

     o for ratification of the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending December 29, 2002; and

     o for approval of the amendment to the Company's 2000 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder from 250,000 to 350,000.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

Election of Directors. The affirmative vote of the holders of a plurality of the shares of the Company's common stock present, in person or by proxy, and entitled to vote and voting at the annual meeting is required for the election of each director. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will be counted for the purpose of determining the number of shares voting and whether there is a quorum. However, any abstentions with respect to the election of directors will have no effect since they will not represent shares voting at the annual meeting for the election of directors.

Other items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by any such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHO WILL PAY THE COSTS OF SOLICITING PROXIES ON BEHALF OF THE BOARD OF
DIRECTORS?

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on behalf of the Company by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

                                 STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

As of May 24, 2002, the following persons were known to the Company to be the beneficial owners of more than 5% of the Company's common stock:

                                                NUMBER OF        PERCENT OF
                          NAME AND ADDRESS       SHARES            CLASS
                          ----------------       ------            -----

Steven T. Newby.................................160,600            6.90%
6116 Executive Blvd.
Rockville, MD 20852

Robert L. Crutchfield...........................160,000(1)         6.81%
1003 23rd Avenue, Suite B
Tuscaloosa, AL  35401

Kontron Instruments Holding N.V.................139,130            5.98%
Julianaplein 22
Curacao, Netherlands Antilles

-------------

(1) Includes 20,000 shares, which Mr. Crutchfield has the right to purchase under outstanding stock options exercisable within 60 days after May 24, 2002.


HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

The following table sets forth the beneficial ownership of the common stock the Company as of May 24, 2002 by each director and nominee for director, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. The persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the table and notes thereto:

                                              Shares Beneficially Owned
                                              -------------------------
Name                                           Number (1)     Percent
----                                           ----------     ------

Robert L. Crutchfield .......................    160,000       6.81%
James Lee Stafford...........................    108,333       4.65%
Davis Woodward ..............................     90,381       3.80%
Michael R. Stewart ..........................     82,085       3.41%
Jay L. Federman .............................     68,505 (2)   2.92%
Richard J. DePiano ..........................     55,000       2.32%
Sheldon M. Bonovitz .........................     29,766 (3)   1.27%
All directors and executive officers as a
group(7 persons)                                 594,070      23.12%

------------

(1) Includes shares issuable under outstanding stock options exercisable within 60 days after May 24, 2002 in the following amounts:

        Name                                                    Number
        ----                                                    ------

        Mr. Crutchfield                                         20,000
        Mr. Stafford                                             3,333
        Mr. Woodward                                            50,599
        Mr. Stewart                                             80,799
        Dr. Federman                                            21,666
        Mr. DePiano                                             40,000
        Mr. Bonovitz                                            24,666
        All directors and executive officers as a group        241,063


(2) Includes 2,499 shares owned by Dr. Federman's child. Dr. Federman disclaims beneficial ownership of such 2,499 shares.

(3) Includes 5,100 shares owned by a pension trust of which Mr. Bonovitz is the beneficiary.

                              ELECTION OF DIRECTORS
NOMINEES

Five directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below. Each of the nominees is now a director of the Company with a term expiring at the Annual Meeting. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

The names of the nominees, and certain information about them as of May 24, 2002, are set forth below.


NAME OF DIRECTOR        AGE             PRINCIPAL OCCUPATION                            DIRECTOR SINCE
----------------        ---             --------------------                            --------------

Richard J. DePiano       60       Chairman and Chief Executive Officer of Escalon             1986
                                      Medical Corp.
Sheldon M. Bonovitz      65       Chairman and Partner, Duane Morris LLP,                     1985
                                      Counsel to the Company
Jay L. Federman          64       Ophthalmologist and attending Surgeon and Co-Director       1987
                                      of Research, Wills Eye Hospital and Chief of
                                      Ophthalmology at Medical College of Pennsylvania
Michael R. Stewart       45       President and Chief Executive Officer of the Company        1999
James Lee Stafford       61       Certified Public Accountant and Managing Partner of         2000
                                      Watkins, Ward and Stafford, PLLC


Directors will serve until the 2003 Annual Meeting and until the due election of their respective successors.

Except as set forth below, each of the nominees has been engaged in his principal occupation described above for the past five years. There are no family relationships among directors or officers of the Company.

Richard J. DePiano has served as the Chairman of the Board of Directors of the Company since July 1995. Since March 1997, Mr. DePiano has served as Chairman and Chief Executive Officer of Escalon Medical Corp., of which he is also a director. Mr. DePiano has been the Chief Executive Officer of The Sandhurst Company, L.P. and the Managing Director of The Sandhurst Venture Fund since 1986. Mr. DePiano is also a Director of PhotoMedex, Inc.

Sheldon M. Bonovitz has been a partner in the law firm of Duane Morris LLP, Philadelphia, Pennsylvania, since 1969, where he also serves as Chairman and a member of the management committee. Mr. Bonovitz also serves as a director of Comcast Corporation and eResearchTechnology, Inc.

Jay L. Federman, M.D. has been an attending surgeon at Wills Eye Hospital, Philadelphia, Pennsylvania, since 1980 and an ophthalmologist in private practice since 1968. Dr. Federman was a founder of SITE Microsurgical Systems, Inc. and serves as a director of Escalon Medical Corp. and Chief of Ophthalmology at the Medical College of Pennsylvania.

Michael R. Stewart has served as President and Chief Executive Officer of the Company since July 1999. Prior to Mr. Stewart's appointment as President and Chief Executive Officer, he had served as the Company's Vice President and Chief Financial Officer since October 1990.

James Lee Stafford, CPA has been a partner in the regional accounting firm of Watkins, Ward and Stafford PLLC, since 1968, where he also serves as Managing Partner and Chairman of the Executive Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors of the Company held a total of five meetings in the fiscal year ended December 30, 2001. All directors attended at least 75% of the meetings held during 2001 of the Board of Directors and of the committees upon which such director served.

The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee, if so requested by the Board of Directors, also serves as the Nominating Committee.

The Executive Committee currently consists of directors Stewart, DePiano and Bonovitz. The Executive Committee exercises the full authority of the Board of Directors between meetings of the Board of Directors. The Executive Committee did not meet in the fiscal year ended December 30, 2001.

The Executive Committee, in its capacity as Nominating Committee, or the Board of Directors, will consider stockholder nominations of candidates for director provided that the nominating stockholder furnishes the Secretary of the Company, not less than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders, written information about such candidate equivalent to the information concerning the candidates nominated by the Company's Board of Directors contained in the Company's proxy statement for the immediately preceding annual meeting of stockholders.

The Audit Committee currently consists of directors DePiano, Federman and Stafford. The Audit Committee reviews and evaluates the Company's accounting principles and its systems of internal accounting controls, addresses specific financial issues and takes action relating to the financial reporting of the Company. The Audit Committee held four meetings in the fiscal year ended December 30, 2001.

The Compensation Committee currently consists of directors Bonovitz, DePiano and Federman. When requested by the Board of Directors, the Compensation Committee administers the Company's 2000 Equity Incentive Plan, reviews other compensation plans and establishes methods of compensation. The Compensation Committee held one meeting in the fiscal year ended December 30, 2001.

COMPENSATION OF DIRECTORS

Each director of the Company who is not an officer or employee of the Company (an "Outside Director") receives an annual retainer of $15,000 and a fee of $500 for each committee meeting attended other than meetings held in conjunction with meetings of the Board of Directors.

The Company maintains the 2000 Equity Incentive Plan (the "Plan"). Pursuant to the terms of the 2000 Plan, each person who is or becomes an Outside Director of the Company is entitled to receive nonqualified options ("Director Options") under the Plan. Individuals who first became or become Outside Directors after adoption of the Plan received or will receive Options to purchase 10,000 shares on the 15th day after first being elected to the Board, with the number increasing to 15,000 if the individual is elected to serve as Chairman. Each Outside Director is also entitled to receive Options to purchase 10,000 shares upon completion of three years of service since the most recent grant of options under the Plan or under the Company's Second Amended and Restated Stock Option Plan for Outside Directors (the "Outside Director Plan"). The number of options increases to 15,000 if the Outside Director has served as Chairman during the three-year period.

The exercise price for all Director Options is 100% of the fair market value of the common stock on the date of grant. Director Options are exercisable in three equal consecutive annual installments commencing one year from the date of grant, but all Director Options become immediately exercisable upon the consummation of any business combination transaction involving the sale of all or substantially all of the assets of the Company to, or the acquisition of shares of the Company's common stock representing more that 50% of the votes which all stockholders of the Company are entitled to cast by, any person not presently an affiliate of the Company. Director Options terminate upon the earliest to occur of: (a) ten years from the grant date; (b) one year after the Outside Director's death if such death occurs while the optionee is an Outside Director or within the three-month or three-year period specified in the next two clauses; (c) three months after the optionee ceases to serve as an Outside Director for any reason other than death or disability, except as noted in clause (b) above; or (d) three years after the optionee ceases to serve as an Outside Director due to disability, except as noted in clause (b) above.

An aggregate 250,000 shares of common stock were reserved for issuance under the Plan, of which 45,000 shares are subject to outstanding options to Outside Directors. The Outside Director Plan expired in May 2000 with respect to future grants; 50,700 options granted to Outside Directors remain outstanding thereunder.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the officers and directors of the Company, as well as persons who own 10% or more of a class of equity securities of the Company, file reports of their ownership of the Company's securities, as well as monthly statements of changes in such ownership, with the Company and the Securities and Exchange Commission. Based upon written representations received by the Company from its officers and directors, and the Company's review of the monthly statements of ownership changes filed with the Company by its officers and directors, the Company believes that all such filings required during 2001 were made on a timely basis.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth certain information with respect to compensation paid by the Company during each of the three fiscal years in the period ended December 30, 2001 to the chief executive officer of the Company and the other executive officers of the Company whose annual salary and bonus in 2001 exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                      Long-Term
                                                 Annual              Compensation
                                              Compensation              Awards
                                              ------------              ------             All Other
Name & Principal Position    Year        Salary ($)   Bonus($)       Options (#)      Compensation (3)($)
-------------------------    ----        ----------  ---------       -----------      -------------------
Michael R. Stewart           2001        196,730          --              --                5,151
President, Chief             2000        187,784      23,125          50,000(1)             3,140
Executive Officer            1999        169,507          --          50,000                  643
and Director

Davis Woodward               2001        132,384          --              --                3,838
Vice President, Chief        2000        136,379      13,434          20,000(1)             3,073
Financial Officer            1999        132,384          --          27,500(2)             1,285


Robert L. Crutchfield        2001        160,730          --              --                3,165
Vice President of            2000        112,823(5)   30,000          30,000                2,419(4)
Business Development


------------

(1)  These options were granted in 2001 for services rendered in 2000.

(2)  These options were granted in 2000 for services rendered in 1999.

(3) Except as described in note 4 below, these amounts represent contributions to a defined contribution retirement plan or premiums for supplementary life insurance, as follows:

    Name                 Year          Retirement Plan    Supplementary Life
    ----                 ----          ---------------    ------------------

    Mr. Stewart          2001             $3,160               $1,991
                         2000              2,497                  643
                         1999                 --                  643

    Mr. Woodward         2001              2,001                1,837
                         2000              1,788                1,285
                         1999                 --                1,285

    Mr. Crutchfield      2001              2,665                  500


(4)  Represents payments for contributions to Mr. Crutchfield's Simple IRA Plan.

(5)  Represents salary from June to year end.

The Company did not grant any options during the fiscal year ended December 30, 2001 to the persons named in the Summary Compensation Table above.

The following table sets forth information with respect to options held at December 30, 2001 by the persons named in the Summary Compensation Table above. No options were exercised by such persons during the fiscal year ended December 30, 2001. No outstanding options were in the money at December 30, 2001.

                          FISCAL YEAR-END OPTION VALUES

                                       Number of Unexercised Options
                                            at Fiscal Year End
                                       -----------------------------
         Name                          Exercisable     Unexercisable
         ----                          -----------     -------------
         Michael R. Stewart               64,134          66,666
         Davis Woodward                   34,767          38,333
         Robert L. Crutchfield            10,000          20,000

EMPLOYMENT AND OTHER AGREEMENTS

The Company has entered into an employment agreement with Michael R. Stewart under which he serves as the Company's President and Chief Executive Officer for successive one-year terms expiring December 31 of each year absent at least three months' prior written notice of termination by either party. Mr. Stewart's minimum annual base salary under the agreement is $185,000 and the agreement provides that he will be eligible for a bonus of 50% of base salary pursuant to bonus programs developed by the Board of Directors based on objective criteria related to the Company's results of operations. Mr. Stewart did not receive any bonus under the 2001 bonus program. If the Company terminates Mr. Stewart's employment without cause during the term of the agreement (other than following a change in control as described below), Mr. Stewart will be entitled to severance benefits equal to continuation of his base salary, health, disability and life insurance for a one-year period and the right to exercise options which are not then exercisable for a period equal to the lesser of the original term of such options or an extended exercise period, which is one year from the date of termination for all options granted after 1996 and five years from the date of termination for all options granted before 1997. If Mr. Stewart's employment is terminated without cause within two years following a change in control or if Mr. Stewart resigns his employment within two years after a change in control following (a) the relocation of Mr. Stewart's principal business location by more than 35 miles, (b) a significant reduction in Mr. Stewart's duties and responsibilities from those existing prior to the change in control or (c) a reduction in Mr. Stewart's then-current base salary, Mr. Stewart will be entitled to severance benefits equal to continuation of his base salary and his health, disability and life insurance for a one year period and the right to exercise any options granted under the agreement which are not otherwise exercisable for a period equal to the lesser of the original term of such options or an extended exercise period which is one year from the date of termination for all options granted after 1996 and five years from the date of termination for all options granted before 1997. As part of the original agreement, the Company granted Mr. Stewart options to purchase 50,000 shares of the Company's Common Stock at the market price. The Company provides long-term disability insurance equal to 60% of Mr. Stewart's base salary, a $1 million life insurance policy and automobile, vacation, and other insurance benefits as are available to the Company's other senior executive officers. During the term of the agreement and for a period of one year thereafter, Mr. Stewart cannot compete with the Company in any respect, interfere with the Company's business relationships or solicit business from the Company's customers.

The Company has a severance benefits program for specified key employees, including Mr. Woodward and Mr. Crutchfield. Under the terms of this program, if the Company terminates a participant's employment other than for cause and other than following a change in control is entitled to continue receiving his then-current base salary and coverage under the medical, dental, supplemental life and supplemental disability insurance policies, if any, the Company is providing at the time of termination for a specified period, with the obligation to provide such insurance coverage terminating in the event the participant obtains substantially the same coverage from a new employer. Mr. Woodward and Mr. Crutchfield are entitled to continue receiving such base salary and insurance coverage for a period of one year under the foregoing circumstances. In addition, if, within two years following a change in control of the Company, a participant's employment is terminated without cause or he resigns following
(a) the relocation of his principal business location, (b) a significant reduction in the duties or responsibilities from those existing prior to the change in control, or (c) a reduction in his then-current base salary, then, in any such event, the participant is also entitled to continue receiving his then-current base salary and coverage under the aforementioned insurance program (subject to the restriction described above) for a specified period. Mr. Woodward is entitled to continue receiving his then-current base salary for a period of 12 months under such circumstances. In addition, under such circumstances, Mr. Woodward is also entitled to continue receiving the aforementioned insurance coverages for a specified period of 12 months, and all unvested options which he holds become exercisable in full and all outstanding options remain exercisable for the lesser of the remaining scheduled term thereof or an extended exercise period, which is one year for options granted after December 1996 and five years for options granted before January 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Compensation Committee currently consists of Sheldon M. Bonovitz, Richard J. DePiano and Jay L. Federman. Mr. Bonovitz is Chairman and a partner of Duane Morris LLP, which serves as the Company's primary legal counsel.

REPORT ON EXECUTIVE COMPENSATION

The Company's executive compensation program is reviewed and administered by the whole Board of Directors. This report reflects the Company's compensation philosophy as endorsed by the Board and resulting compensation actions taken by the Company.

Compensation Philosophy and Objectives

The Company's executive compensation program has been designed to:

     o support a pay-for-performance philosophy that differentiates compensation amounts based on both corporate and individual performance;

     o    provide market-competitive compensation opportunities;

     o reward executives for long-term strategic management and the enhancement of stockholder value through delivering appropriate ownership in the Company; and

     o attract top talent and retain and motivate key executives whose abilities are critical to the long-term success and competitiveness of the Company.

Executive Compensation Components

To meet the above-stated compensation objectives, the Company has structured a compensation program comprised of base salary, annual incentive opportunities, long-term incentive opportunities primarily in the form of stock options and benefits typically offered to executives.

Base salaries for executives are targeted to be competitive with other technology-based companies with revenues of $10-$50 million. Individual salaries are considered for adjustment annually; adjustments are based upon the general movement in external salary levels, individual performance and potential, and/or changes in duties and responsibilities. Excluding the chief executive officer, whose compensation is discussed in greater detail below, the base salary increase for Mr. Woodward effective for 2001 was 3%. Mr. Crutchfield become an executive officer of the Company as of June 1, 2000. His base salary was set at $160,000 per year through fiscal 2001.

Under the Company's bonus program, certain management personnel, including executive officers, were entitled to receive a bonus based upon the achievement, or over-achievement, by the Company of its budgeted 2001 operating income, and certain non-executive management personnel could be awarded, at any level of operating income, a portion of the potential bonus based on personal performance and other subjective criteria. The bonus program was reviewed and approved by the Board of Directors at the beginning of the fiscal year. The amount of bonus would be a percentage of base salary that is fixed based on the participant's position. The amount of bonus subject to subjective criteria would be an amount of up to twenty-five percent of the participant's potential bonus. For 2001, the Committee did not award any bonuses.

The long-term incentive opportunities are designed to link the interests of the executive with those of the stockholders. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. The value of these stock options is tied to the future performance of the Company's stock.

Chief Executive Officer Compensation

The specific compensation actions for Mr. Stewart were as follows:

Pursuant to his employment agreement, Mr. Stewart is entitled to a minimum annual base salary of $185,000 and was granted options to purchase 50,000 shares of common stock at the market price. Mr. Stewart is also entitled to a bonus of 50% of his base salary under a bonus program developed by the Board of Directors based on the Company achieving objective operating targets. No bonus was awarded to Mr. Stewart for services rendered in 2001.

The Board of Directors believes that Mr. Stewart's base salary and option grant represent a competitive compensation package. At the same time, the Board of Directors believes that it limited the Company's cash compensation obligations, consistent with the Company's operating expense reduction efforts, while providing a strong incentive to improve the Company's operating results through a bonus program.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility for corporate income tax purposes of compensation paid to certain executive officers. The Board of Directors has carefully considered the impact of this provision on the compensation awarded to those executive officers during 2001. The Board of Directors has determined that compensation paid to executive officers under current plans would be less than the $1 million limit and, therefore, deductible for Federal income tax purposes.

Submitted by the Board of Directors:

Sheldon M. Bonovitz, Esq.         Richard J. DePiano       Jay L. Federman, M.D.
           James Lee Stafford                     Michael R. Stewart

PERFORMANCE GRAPH

The following graph sets forth a comparison of cumulative total return since January 1, 1997 among the Company, the Nasdaq Composite Index and a peer group selected by the Company. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 1, 1997 in each of the Company, the Nasdaq Composite Index and a weighted index of the issuers in the peer group described below.

                                [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                     appears which depicts the plot points:

                            Surgical           Nasdaq             Peer
                         Laser Tech Inc.      Composite          Group
                         --------------       ---------          -----

         Dec. 96           100.00              100.00            100.00
         Dec. 97            94.05              122.48            107.77
         Dec. 98            22.01              172.70             69.04
         Dec. 99            20.81              320.88            105.76
         Dec. 00            16.01              193.00             67.44
         Dec. 01            18.57              153.13             95.18

(1) In 1993, the Company defined its peer group for purposes of this performance graph to be all publicly traded companies with a Standard Industrial Classification Code of 3845 (electromedical apparatus) having market capitalization as of December 31, 1992 ranging from $20 million to $100 million. Except as noted below with respect to certain periods during which certain companies ceased independent operations or were no longer public companies, the Company continues to use as its peer group the companies that met the criteria set forth above, which are: 4-D Neuroimaging (formerly Biomagnetic Technologies, Inc.), American Medical Technologies, Inc., Arrhythmia Research Technology, Inc., ATL Ultrasound Inc., Bio-Logic Systems Corp., Candela Corp., Criticare Systems Inc., Fonar Corp., Imatron Inc., Laser Industries Ltd., (used through December 31, 1997), Laserscope, Lunar Corporation, Medstone International, Inc. (formerly Cytocare, Inc.), Non-Invasive Monitoring Systems, Inc., Q-Med, Inc., Somanetics Corporation, Trimedyne, Inc., Valley Forge Scientific Corp., and Work Recovery, Inc.

                            REPORT OF AUDIT COMMITTEE

The Audit Committee members are Richard J. DePiano, Jay L. Federman and James Lee Stafford. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the Company's external auditors. All Audit Committee Members are independent of the Company within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards. The Audit Committee is governed by a written Charter, a copy of which was attached to the Company's Proxy Statement relating to its 2001 Annual Meeting of Stockholders.

The Audit Committee has reviewed and discussed the Company's audited consolidated balance sheets as of December 30, 2001 and December 31, 2000 and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 30, 2001 with the Company's management. The Audit Committee has discussed with Grant Thornton LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in financial statements).

The Audit Committee has also received and reviewed written disclosures and a letter from Grant Thornton LLP required by Independence Standards Board Standard No.1 (concerning matters that may affect an auditor's independence) and has discussed with Grant Thornton LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2001 for filing with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed proxy solicitation material and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such acts.

                        Submitted by the Audit Committee

Richard J. DePiano             Jay L. Federman                James Lee Stafford


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected Grant Thornton LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 29, 2002. The affirmative vote of the holders of a majority of the outstanding common stock present in person or by proxy at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP. The shares represented by the enclosed proxy will be voted as directed. If no choice is specified in the proxy, the shares represented by the enclosed proxy will be voted "FOR" the selection of Grant Thornton LLP, as the Company's independent accountants. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

Grant Thornton was engaged by the Company in 2000 and has audited the Company's financial statements for each year since the fiscal year ended December 31, 2000. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

In addition to audit services, Grant Thornton also provided certain non-audit services to the Company in 2001. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Grant Thornton. The following table sets forth the fees incurred by the Company for the services of Grant Thornton in connection with its audit of the Company's financials statements for the fiscal year ended December 30, 2001, and for all other services of Grant Thornton in 2001.


                          Financial Information Systems
         Audit Fees      Design and Implementation Fees         All Other Fees
         ----------      ------------------------------         --------------

          $47,565                      --                         $2,141  *

--------

* Consisted of fees related to net operating loss tax issues.

           APPROVAL OF THE AMENDMENT TO THE 2000 EQUITY INCENTIVE PLAN

GENERAL

On May 25, 2000, the Executive Committee of the Board of Directors of the Company, based on the recommendation of the Compensation Committee, adopted, subject to stockholder approval at the 2000 Annual Meeting, the Company's 2000 Equity Incentive Plan (the "Plan"). The Company adopted the Plan because the ten-year periods during which grants could be made under its current Equity Incentive Plan and Second Amended and Restated Stock Option Plan for Outside Directors had expired. The stockholders of the Company approved the Plan in July 2000. A total of 250,000 shares of common stock are reserved for issuance under the Plan. The Plan permits the granting of options ("Options") to purchase common stock of the Company, including Options intended to qualify as incentive options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Options not intended to so qualify ("Nonqualified Options"), and restricted stock awards ("Awards") to consultants, directors, officers and other employees of the Company and any subsidiary of the Company who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company or such subsidiary.

PROPOSAL

At the Annual Meeting, the stockholders entitled to vote are being asked to approve and adopt an amendment to the Plan to increase the number of shares reserved for issuance thereunder from 250,000 to 350,000. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE PLAN.

NEW PLAN BENEFITS

Except for options to purchase an aggregate of 45,000 shares that would be granted to the Company's Outside Directors in 2003 if they continue to serve as Outside Directors for a three-year period since their most recent options grant under the Plan, as described below under "Grants to Outside Directors," no specifically determined benefits will be received, if the proposed amendment to the Plan is approved, by: (a) the persons named in the Summary Compensation Table above; (b) all executive officers of the Company as a group; (c) all current directors who are not executive offices as a group and (d) all employees, including all current officers who are not executive officers, as a group. However, the additional 100,000 shares which will be available for the grant of options under the Plan, if the proposed amendment is approved, will be eligible to be the subject of grants to directors, employees, including executive officers, of and consultants to the Company.

PURPOSE

The purposes of the Plan are to further the growth, development and financial success of the Company and any subsidiary by providing additional incentives to those officers, directors, employees and consultants who are responsible for the management of the business affairs of the Company and any subsidiary, and which will enable them to participate directly in the growth of the capital stock of the Company. The Company intends that the Plan will facilitate securing, retaining and motivating directors, officers, employees and consultants of high caliber and potential.

ADMINISTRATION

The Plan is administered by the Company's Board of Directors (the "Board"). The Board has full and final authority, in its sole discretion, to interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the people to whom Options and Awards shall be granted under the Plan; to determine the type of Options or Awards to be made and the amount, size and terms of each such Option or Award; to determine when an Option or Award shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Board may delegate to the Company's Compensation Committee the administration of the Plan, but only the Board may amend or terminate the Plan. The Board may delegate administration of the Plan to the Compensation Committee only if the Compensation Committee is comprised of at least two directors, and only if all of such directors are Non-Employee Directors (within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision thereto), and only if each member of the Compensation Committee is an "outside director" within the meaning of Treas. Reg. 1.162-27(e)(3).

ELIGIBILITY

Persons eligible to receive Options or Awards under the Plan are limited to those consultants, directors, officers and other employees of the Company and any subsidiary (as defined in Section 424(f) of the Code, or any amendment or substitute thereto), who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company and any subsidiary. Consultants and directors who are not also employees of the Company or any subsidiary are not eligible to be awarded Incentive Options.

ANNUAL LIMITATIONS

No employee may be granted, in any given one-year period, Options or Awards with respect to a number of shares of common stock that, as of the grant date, represents more than 3% of the common stock outstanding as of the close of the most recent fiscal quarter.

TERMS OF OPTIONS

The terms of Options granted under the Plan are determined by the Board at the time of granting an Option. Each Option granted under the Plan is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following terms and conditions.

Exercise of Options. The Board determines on the date of grant when Options granted under the Plan become exercisable. An Option is exercisable by giving written notice of exercise to the Company specifying the number of shares of common stock to be purchased and tendering payment to the Company of the purchase price. The acceptable methods of payment for shares issued upon exercise of an Option are set forth in the option agreement but may include cash, shares of the Company's common stock (including shares of common stock issuable upon the exercise of the Option) or any combination thereof as determined by the Board.

Exercise Price. The exercise price of Options granted under the Plan is determined by the Board. The exercise price of Nonqualified Options may not be less than 85% of the fair market value of the common stock on the date of grant and the exercise price of Incentive Options may not be less than 100% of the fair market value of the common stock on the date of grant. However, in the case of Incentive Options granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, the exercise price must not be less than 110% of the fair market value of the common stock on the date of grant. For so long as the common stock is traded on the Nasdaq Stock Market or listed on a stock exchange, the fair market value per share will be the closing price on such market or exchange on the date of grant or, if such date is not a business day, on the immediately preceding business day. The closing price of the Company's common stock on the Nasdaq Stock Market on May 24, 2002 was $1.27.

Termination of Employment. If an optionee ceases to serve as an employee of the Company or any subsidiary for any reason other than death or disability, Options may be exercised within three months (or such other period of time as is determined by the Board) after such termination, but only to the extent that the Options were exercisable on the date of termination.

Death or Disability. Upon the death or disability of an optionee, Options may be exercised by the optionee or his successor or estate within one year (or such other period of time as is determined by the Board) from the date of death or disability, but only to the extent that the Options were exercisable on such date.

Term and Termination of Options. Options expire ten years from the date of grant, unless a shorter period is provided in the option agreement. An Incentive Option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company may not have a term of more than five years. No Option may be exercised by any person after the expiration of its term.

Limitation on Transferability. No Incentive Option and, unless otherwise determined by the Board, no other Option granted under the Plan may be transferred other than by will or the laws of descent and distribution. During the optionee's lifetime, each Option will be exercisable only by the optionee or any permitted transferee.

Acceleration of Options. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation, in the discretion of the Board, outstanding Options may become immediately exercisable in full. The Board may, in its discretion in such instances, declare that any outstanding Options will terminate as of a date fixed by the Board and give each optionee the right to exercise his Option as to all shares subject to the Option.

Grants to Outside Directors. Each person who is or becomes a director of the Company and is neither an officer of nor otherwise employed by the Company or any subsidiary (an "Outside Director") is entitled to receive Nonqualified Options ("Director Options") under the Plan. Individuals who first become Outside Directors after adoption of the Plan will receive Options to purchase 10,000 shares on the 15th day after first being elected to the Board, with the number increasing to 15,000 if the individual is elected to serve as Chairman. Each Outside Director is also entitled to receive Options to purchase 10,000 shares upon completion of three years of service since the most recent grant of options under the Plan or under the Company's Second Amended and Restated Stock Option Plan for Outsider Directors, with the number increasing to 15,000 if the Outside Director has served as Chairman during the three-year period. The exercise price for all Director Options is 100% of the fair market value of the Common Stock on the date of grant. Director Options are exercisable in three equal consecutive annual installments commencing one year from the date of grant, but all Director Options become immediately exercisable upon the consummation of any business combination transaction involving the sale of all or substantially all of the assets of the Company to, or the acquisition of shares of the Company's Common Stock representing more than 50% of the votes which all stockholders of the Company are entitled to cast by, any person not presently an affiliate of the Company. Director Options terminate upon the earliest to occur of: (a) ten years from the grant date; (b) one year after the Outside Director's death if such death occurs while the optionee is an Outside Director or within the three-month or three-year periods specified in the next two clauses; (c) three months after the optionee ceases to serve as an Outside Director for any reason other than death or disability, except as noted in clause (b) above; or (d) three years after the optionee ceases to serve as an Outside Director due to disability, except as noted in clause (b) above.

Other Provisions. The option agreements may contain such other terms, provisions and conditions not inconsistent with the terms of the Plan as may be determined by the Board.

RESTRICTED STOCK AWARDS

The Plan permits the grant of Awards, which are shares of common stock free of any purchase price or for such purchase price as may be established by the Board that vest at such time or times and on such terms, conditions and performance criteria as the Board may determine. Recipients of Awards will have all the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions with respect to the shares; provided, however, that such shares may not be sold, transferred or disposed of or pledged until they become vested. Upon termination of the grantee's employment, all such shares that are not then vested will automatically be forfeited and transferred to the Company at no cost to the Company. The Board may also impose other restrictions and conditions on the shares. The Board may accelerate the vesting of shares in its discretion and on such terms or conditions as it deems appropriate.

FEDERAL INCOME TAX CONSEQUENCES

The following description, which is based on existing laws, sets forth certain of the federal income tax consequences of Options and Awards under the Plan. This description may differ from the actual tax consequences of participation in the Plan.

An optionee will not have taxable income upon the grant of an Option. In the case of Nonqualified Options, the optionee will recognize ordinary income upon the exercise of the Option in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. The Company will generally be able to take a deduction with respect to this amount as compensation expense for federal income tax purposes. The optionee's tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently one year. The optionee's holding period for shares acquired upon exercise will begin on the date of exercise.

An optionee who receives Incentive Options generally incurs no federal income tax liability at the time of grant or upon exercise of the options. However, the spread will be an item of tax preference, which may give rise to alternative minimum tax liability at the time of exercise. If the optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, the Company will not be entitled to a deduction in connection with the Option. If, within two years from the date of grant or one year from the date of exercise, the holder of shares acquired upon exercise of an Incentive Option disposes of the shares (a "Disqualifying Disposition"), the optionee will generally realize ordinary income at the time of the Disqualifying Disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the Disqualifying Disposition. The amount realized upon such a Disqualifying Disposition will generally be deductible by the Company for federal income tax purposes.

If the purchase price upon exercise of an Option is paid with shares already owned by the optionee, generally no gain or loss will be recognized with respect to the shares used for payment, and the additional shares received will be taxed as described herein. However, if payment of the purchase price upon exercise of an Incentive Option is made with shares acquired upon exercise of an Incentive Option before the shares used for payment have been held for the two-year and one-year periods described above, use of such shares as payment will be treated as a Disqualifying Disposition as described above.

The recipient of an Award normally will not recognize taxable income until the stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares (less any amount paid for such shares) at that time. A grantee may, however, elect to recognize ordinary income in the year in which the Award is granted in an amount equal to the fair market value of the shares (less any amount paid for the shares) at that time, determined without regard to the restrictions. In such event, however, if the shares are later forfeited, no deduction is allowed with respect to such forfeiture. The Company will generally be entitled to a corresponding deduction at the same time, and in the same amount, as the grantee recognizes ordinary income with respect to an Award. Any gain or loss recognized by the grantee upon subsequent disposition of the shares will be capital gain or loss.

The Company has the right to deduct from all grants paid in cash or other compensation any taxes required to be withheld with respect to Options or Awards under the Plan. The Company may require that the participant pay to it the amount of any required withholding. The Board may permit the participant to elect to have withheld from any shares issuable to him in connection with the Plan a number of shares with a value equal to the required tax withholding amount, subject to certain conditions and limitations.

AMENDMENT AND TERMINATION

The Board of Directors may terminate or amend the Plan at any time, except that without stockholder approval the Board of Directors may not increase the maximum number of shares which may be issued under the Plan, extend the maximum period during which any Option may be exercised, extend the term of the Plan, amend the employees or classes of employees eligible to receive Options or Awards under the Plan, change the minimum Option price or approve any other amendment which would require stockholder approval pursuant to Treasury Regulations Section 1.162-27(e)(4)(vi). The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect the participant's rights under an Option or Award previously granted. The Plan terminates upon the earlier of the tenth anniversary of the date of its adoption by the Board of Directors or the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of Options and Awards granted under the Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Company's equity compensation plans as of December 30, 2001. Only shares of the Company's common stock may be issued under these equity compensation plans.


                                                                       Number of securities
                                                                       remaining available
                         Number of securities                          for future issuance
                          to be issued upon       Weighted-average         under equity
                             exercise of         exercise price of      compensation plans
                         outstanding options,   outstanding options,  (excluding securities
                         warrants and rights    warrants and rights   reflected in column (a))
Plan Category                    (a)                    (b)                    (c)
-------------           -----------------------------------------------------------------------


Equity compensation
plans approved by              513,590                 $5.03                 73,400*
security holders

Equity compensation
plans not approved by           90,000                 $9.74                    0
security holders
                        -----------------------                       -----------------------

Total                          603,590                 $5.73                 73,400*
                        =======================                       =======================


*Does not include the 100,000 shares proposed to be reserved for issuance under the Company's Equity Incentive Plan pursuant to the proposed amendment described in this Item 3.

                              STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 2003 Annual Meeting of Stockholders must be received by the Company no later than February 13, 2003 in order that they may be included, subject to compliance with applicable federal securities laws and regulations, in the proxy statement and form of proxy relating to that meeting.

In addition, the persons named as proxies on the form of proxy to be mailed in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the 2003 Annual Meeting of Stockholders will be authorized to vote in their discretion on any stockholder proposal not included in the Company's Proxy Statement if the Company does not receive written notice of such proposal by April 29, 2003. Such proxy holders' authority to vote in their discretion on stockholder proposals as to which the Company does receive notice by April 29, 2003 will be determined in accordance with the rules of the Securities and Exchange Commission.

                                OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope, which has been enclosed.

                                             By Order of the Board of Directors,


                                             Davis Woodward
                                             Secretary
Dated: June 13, 2002

                        SURGICAL LASER TECHNOLOGIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JULY 16, 2002
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael R. Stewart and Davis Woodward, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Surgical Laser Technologies, Inc., (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company's counsel, Duane Morris LLP, 4200 One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103 on Tuesday, July 16, 2002, at 9:00 a.m., local time, and at any adjournment thereof as follows:

                   (Continued and to be signed on other side)


[X]   Please mark your
      votes as in this
      example.

                                  FOR all           WITHHOLD      Nominees:   Sheldon M. Bonovitz
                              nominees listed      AUTHORITY                  Richard J. DePiano
                                 at right         to vote for                 Jay L. Federman
                             except as marked     all nominees                James Lee Stafford
                              to the contrary   listed at right               Michael R. Stewart
                                   [  ]             [  ]


1.   For the election
     of five directors,
     to serve until their
     successors are duly
     elected, as described
     in the accompanying
     Proxy Statement.

INSTRUCTIONS: To withhold authority
to vote for any individual nominee,
strike a line through that nominee's name.

2.   Proposal to ratify appointment of            FOR      AGAINST     ABSTAIN
     Grant Thornton LLP as the Company's          [ ]        [ ]         [ ]
     independent accountants for the fiscal
     year ending December 29, 2002.

3.   Proposal to approve an amendment to the      FOR      AGAINST     ABSTAIN
     Company's 2000 Equity Incentive Plan to      [ ]        [ ]         [ ]
     increase the number of shares reserved for issuance thereunder from 250,000 to 350,000.

     The Board of Directors recommends a vote FOR the election of the nominees listed, FOR the proposal to ratify the appointment of Grant Thornton LLP as the Company's independent accountants and FOR the proposal to approve an amendment to the Company's 2000 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder from 250,000 to 350,000.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the election of the nominees for director, FOR the proposal to notify the appointment of Grant Thornton LLP as the Company's independent accountants and FOR the proposal to approve an amendment to the Company's 2000 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder from 250,000 to 350,000.

PLEASE, MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.

SIGNATURE__________________________    DATE_______________________________

___________________________________    DATE_______________________________, 2002
   SIGNATURE IF HELD JOINTLY

Note: This proxy should be dated and signed by the stockholder exactly as his name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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